MBX Biosciences Appoints Veteran Pharmaceutical Executive Steve Hoerter to Board of Directors

Hoerter brings decades of pharmaceutical commercialization, leadership, and board experience to help guide MBX’s next phase of growth

CARMEL, Ind., April 7, 2025 (GLOBE NEWSWIRE) -- MBX Biosciences, Inc. (Nasdaq: MBX), a clinical-stage biopharmaceutical company focused on the discovery and development of novel precision peptide therapies for the treatment of endocrine and metabolic disorders, today announced the appointment of Steve Hoerter as an independent director to the Company’s Board of Directors. Mr. Hoerter brings over three decades of pharmaceutical commercialization and executive leadership experience as well as a proven track record of building and growing life science companies.

“I am thrilled to welcome Steve Hoerter to the Company’s Board as an independent director,” said Kent Hawryluk, President and Chief Executive Officer of MBX Biosciences. “As a seasoned leader within the biopharmaceutical industry, Steve has scaled multiple biotech companies into revenue-generating commercial enterprises. We look forward to benefiting from his contributions as we advance MBX Biosciences’ growing pipeline of programs in endocrine and metabolic disorders, including hypoparathyroidism, post-bariatric hypoglycemia, and obesity.”

Steve Hoerter said, “It is an exciting time to join the MBX Biosciences’ Board as an independent director and I look forward to joining such an esteemed group of industry leaders. The Company’s portfolio of innovative Precision Endocrine Peptides™ and its experienced management team represent clear competitive advantages for the Company, and I am excited to collaborate with this group as we endeavor to deliver differentiated endocrine and metabolic compounds to underserved patients.”

Mr. Hoerter previously served as President, Chief Executive Officer and Director of Deciphera Pharmaceuticals until its $2.4 billion acquisition by Ono Pharmaceutical in 2024. Prior to leading Deciphera, Mr. Hoerter served in senior commercial leadership roles at Agios Pharmaceuticals, Clovis Oncology, Roche and Genentech. Mr. Hoerter currently serves as a Board member at ORIC Pharmaceuticals and as a member of its Audit and Compensation committees, and as a board member at C4 Therapeutics. Mr. Hoerter’s previous board experience includes Constellation Pharmaceuticals, which was acquired by Morphosys in 2021 for $1.7 billion, and Ignyta, which was acquired by Roche in 2017 for $1.7 billion. He holds a B.A. in Russian and Political Science from Bucknell University, PA; an M.B.A. from TIAS Business School, Tilburg University, The Netherlands; and a M.Sc. in Management from Krannert School of Management, Purdue University, IN.

About MBX Biosciences

MBX Biosciences is a biopharmaceutical company focused on the discovery and development of novel precision peptide therapies based on its proprietary PEP™ platform, for the treatment of endocrine and metabolic disorders. The Company is advancing a pipeline of novel candidates for endocrine and metabolic disorders with clinically validated targets, established endpoints for regulatory approval, significant unmet medical needs and large potential market opportunities. The Company’s pipeline includes its lead product candidate canvuparatide (MBX 2109), in Phase 2 development for the treatment of chronic hypoparathyroidism (HP); MBX 1416, in Phase 1 development for the treatment of post-bariatric hypoglycemia (PBH); and an obesity portfolio that includes MBX 4291, with an IND filing anticipated in Q2 2025, as well as multiple discovery and pre-clinical candidates in development for the treatment of obesity. The Company is based in Carmel, Indiana. To learn more, please visit the Company website at www.mbxbio.com and follow it on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: MBX Biosciences’ expectations regarding the further advancement of its pipeline of programs in endocrine and metabolic disorders; statements regarding MBX Biosciences' delivery of differentiated endocrine and metabolic compounds to underserved patients; and the contributions of its board of directors.

Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect MBX Biosciences’ business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to the Company’s research and development activities; MBX Biosciences’ ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to preclinical and clinical development activities; the Company’s dependence on third parties to conduct clinical trials, manufacture its product candidates and develop and commercialize its product candidates, if approved; MBX Biosciences’ ability to attract, integrate and retain key personnel; risks related to the Company’s financial condition and need for substantial additional funds in order to complete development activities and commercialize a product candidate, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; risks related to establishing and maintaining MBX Biosciences’ intellectual property protections; and risks related to the competitive landscape for MBX Biosciences’ product candidates; as well as other risks described in “Risk Factors,” in MBX Biosciences’ Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (SEC), as well as subsequent filings with the SEC. MBX Biosciences expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

MBX uses and intends to continue to use its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company's Investor Relations website, in addition to following the Company's press releases, SEC filings, public conference calls, presentations, and webcasts.

Media Contact:
Katie Beach Oltsik
Inizio Evoke Comms
katie.beach@inizioevoke.com
(937) 232-4889

Investor Contact:

Jim DeNike

MBX Biosciences

jdenike@mbxbio.com